Exhibit 99.1

FROM: Daniel O’Neill

TO: Certain Holders of Public Warrants

DATE: Nov. 17, 2020

The anticipated exchange offer with respect to the warrants remains subject to SEC review. We intend to commence the exchange offer as soon as reasonably practicable upon completion of the SEC review process.

Pre-Commencement Communications

This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Shift’s common stock or other securities. The anticipated exchange offer described in this communication has not yet commenced, and while Shift intends to commence the exchange offer as soon as reasonably practicable and to subsequently complete the exchange offer, there can be no assurance that Shift will commence or complete the exchange offer on the terms described in this press release, or at all. If Shift commences the exchange offer, the solicitation and offer to exchange warrants will be made only pursuant to an offer to exchange, letter of transmittal and related materials that Shift intends to distribute to its stockholders and file with the Securities and Exchange Commission (the "SEC"). The full details of the exchange offer, including complete instructions on how to tender shares, will be included in the offer to exchange, letter of transmittal and related materials, which will become available to warrant holders upon commencement of the exchange offer.

Prior to making any decision with respect to the proposed exchange offer, securityholders should read carefully the information in the offer to exchange, letter of transmittal and related materials when they are made available because they will contain important information, including the various terms of, and conditions to, the exchange offer. A free copy of the exchange offer documents that will be filed with the SEC may be obtained when filed from the SEC's website at www.sec.gov or by calling the information agent (to be identified at the time the offer is made). Warrant Holders are urged to read these materials, when available, carefully prior to making any decision with respect to the exchange offer.

Forward-Looking Statements

Caution Regarding Forward Looking Statements

This communication includes "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) events that impact the timing of the commencement of the exchange offer; (2) changes in the trading price of Shift’s common stock or the warrants; (3) the risk that the business combination disrupts Shift’s current plans and operations; (4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) costs related to the business combination; (6) changes in applicable laws or regulations; (7) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (8) the operational and financial outlook of Shift; (9) the ability for Shift to execute its growth strategy; and (10) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.